EXHIBIT 99.1


          IRONCLAD FINALIZES NEW $3 MILLION WORKING CAPITAL FINANCING
                       FACILITY WITH WELLS FARGO CENTURY

LOS ANGELES,  Sept. 18 -- Ironclad  Performance  Wear  Corporation (OTC Bulletin
Board: ICPW - NEWS), a leader in high-performance gloves and apparel, today announced that the Company has finalized a new credit facility with Wells Fargo Century.

The $3 million asset-based credit facility is effective September 15, 2006, and will provide working capital financing for purchase orders, inventory, and accounts receivable. This new facility validates the Company's continued growth, and allows Ironclad to fulfill larger orders as it expands the distribution channels for its task-specific gloves and high-performance apparel. Ironclad continues to establish relationships with larger hardware and home center retailers, industrial suppliers, and action sports retailers, who require that vendors have adequate financing to supply their orders.

"We are very pleased to have a financial partner with the resources and expertise of Wells Fargo Century," said Thomas Walsh, Executive Vice President and CFO of Ironclad Performance Wear. "This relationship is a major financial milestone in the growth of Ironclad. The credit facility will provide the working capital financing needed to support Ironclad's growth plans for the foreseeable future."

About Ironclad Performance Wear Corporation

Ironclad, which created the performance work glove category in 1998, continues to lead the construction and industrial markets in innovation, technology, design, advanced material science and durability. Ironclad designs, manufactures and sells a comprehensive line of task-specific gloves and performance fabric apparel available at hardware stores, lumber yards, home centers, industrial suppliers, and sporting goods retailers nationwide.

For more information on Ironclad, please visit the Company's Website at www.ironclad.com.

About Wells Fargo Century

Wells Fargo Century is one of the largest bank-owned accounts receivable factoring companies in the U.S., providing a range of services including working capital, trade finance, letters of credit, and accounts receivable. Their clients include companies in a variety of industries with sales ranging from $5 million to more than several billion dollars.

For more information on Wells Fargo Century, please visit their Website at www.wfcentury.com.

Information about Forward-Looking Statements

This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance. Examples of forward looking-statements include Ironclad's expectations of future growth. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Ironclad's products, the introduction of new products, Ironclad's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of Ironclad's liquidity and financial strength to support its growth, and other information that may be detailed from time to time in Ironclad's filings with the United States Securities and Exchange Commission. For a more detailed description of the risk factors and uncertainties affecting Ironclad, please refer to the Company's recent Securities and Exchange filings, which are available at www.sec.gov. Ironclad undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Ironclad:                 Integrated Corporate Relations:
Thomas Walsh, CFO         John Mills / Anne Rakunas
(310) 643-7800 X120       (310) 954-1100


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Source: Ironclad Performance Wear Corporation